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                                                                    Exhibit 99.1



         SOLECTRON TO PRODUCE OPTICAL EQUIPMENT FOR LUCENT TECHNOLOGIES

         - THREE-YEAR, MULTI-BILLION DOLLAR AGREEMENT UTILIZES RANGE OF
                        SOLECTRON SUPPLY-CHAIN SERVICES -


For Immediate Release: Mar. 28, 2002


MILPITAS, Calif. -- Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and supply-chain management services, said today it has reached a three-year agreement to produce optical networking equipment for Lucent Technologies. Lucent will utilize Solectron's industry-leading expertise in optical design, manufacturing, assembly, testing, repair and supply-chain management. At anticipated production levels, the contract would generate about $2 billion in sales for Solectron over three years.


BROAD RANGE OF SUPPLY-CHAIN SERVICES

Under the agreement with Lucent, Solectron will be the primary manufacturing services provider for Lucent's advanced optical systems, including key Lambda and WaveStar(R) product families. Solectron will directly provide a broad range of supply-chain and related services, including enclosure design and manufacturing; optical manufacturing and testing; printed circuit board and backplane assembly; repair services; and materials management. In addition, Solectron will aid in the redesign of Lucent's optical product supply chain to streamline processes and improve efficiencies.

"This agreement is significant from several perspectives," said Saeed Zohouri, executive vice president and chief operating officer, Solectron. "It broadens our relationship with Lucent, an important Solectron customer. It takes advantage of our technical expertise in producing highly complex products. And it is a showcase example of a customer relying on Solectron to provide complete supply-chain solutions."


TERMS OF THE AGREEMENT

As part of the three year, multi-billion dollar supply agreement, Solectron will purchase equipment and inventory related to the optical product lines for $125 million. The company will not acquire buildings or property under the agreement. A-Plus Manufacturing, a Solectron company, will lease space in Lucent's Merrimack Valley facility in North Andover, Mass., to accommodate initial production.

In conjunction with the Lucent contract, A-Plus Manufacturing has also reached an agreement with the Communications Workers of America to provide employment for members of Lucent Technologies' workforce in North Andover.

The completion and execution of the supply agreement are subject to a number of conditions, including regulatory approval and the satisfactory completion of schedules and exhibits, such as a final, detailed list of equipment to be acquired.




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OPTICAL EXPERTISE

Solectron offers a wide range of industry leading optical design, manufacturing, test and repair services for optical networking products. These services include: design; test development and execution; new product introduction; component engineering; enclosure design and manufacturing; printed circuit board and backplane assembly; module manufacturing and installation; splicing and fiber management; sub-assembly; systems integration; field installation; and end-of-life warranty and repair services.


ABOUT LUCENT

Lucent Technologies, headquartered in Murray Hill, N.J., USA, designs and delivers the systems, software and services for next-generation communications networks for service providers and enterprises. Backed by the research and development of Bell Labs, Lucent focuses on high-growth areas such as broadband and mobile Internet infrastructure; communications software; Web-based enterprise solutions that link private and public networks; and professional network design and consulting services. For more information on Lucent Technologies, visit its Web site at http://www.lucent.com.


ABOUT SOLECTRON

Solectron (www.solectron.com) provides a full range of global manufacturing and supply-chain management services to the world's premier high-tech electronics companies. Solectron's offerings include new-product design and introduction services, materials management, high-tech product manufacturing, and product warranty and end-of-life support. Solectron, based in Milpitas, Calif., is the first two-time winner of the Malcolm Baldrige National Quality Award. The company had sales of $18.7 billion in fiscal 2001.

SAFE HARBOR

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the anticipated consummation of the transaction and the prospective multi-year contract, and the value of the transaction, in each case based on current expectations that involve a number of risks and uncertainties. In particular, the companies have entered into definitive agreements that are subject to closing conditions as described above, which may preclude the completion of the transaction. Several business, economic and industry-wide risks and uncertainties may keep the companies from realizing the full value of the proposed relationship. These risks and uncertainties include the absence of any minimum revenue guarantees in the supply agreement, risk of falling demand for products and services, price fluctuation, changes in technology, competition, the ability to manage rapid declines in customer demand, the ability to manage business integration and the ability to retain key personnel. Other potential risks that could cause actual events to differ materially are included in filings with the Securities and Exchange Commission, including Forms 8-K, 10-K, 10-Q, S-3 and S-4 for Solectron Corporation. Solectron disclaims any intention or




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obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.